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Michigan National Corporation and Subsidiaries


                                PART 1 EXHIBIT


EXHIBIT (11)   COMPUTATION OF EARNINGS PER COMMON SHARE            (UNAUDITED)


- ---------------------------------------------------------------------------------------------------------------
                                                                                THREE MONTHS ENDED
                                                                                      MARCH 31
- ---------------------------------------------------------------------------------------------------------------

                                                                           1995               1994
                                                                            (1)                (2)
- ---------------------------------------------------------------------------------------------------------------

(in thousands, except per share)

PRIMARY
  Net Income                                                                 $25,680            $18,284
  If-converted-method adjustment  (1)                                           $520                N/A
                                                                      -----------------------------------------
                                                                              26,200             18,284

  Average common shares outstanding                                           13,240             15,189
  Common stock equivalents  (2)                                                  855                188
                                                                      -----------------------------------------

  AVERAGE PRIMARY SHARES OUTSTANDING                                          14,095             15,377
                                                                      =========================================

  PRIMARY EARNINGS PER SHARE                                                   $1.86              $1.19
                                                                      =========================================



FULLY DILUTED
  Net Income                                                                 $25,680            $18,284
  If-converted-method adjustment  (1)                                           $520                N/A
                                                                      -----------------------------------------
                                                                              26,200             18,284

  Average common shares outstanding                                           13,240             15,189
  Common stock equivalents  (2)                                                  875                219
                                                                      -----------------------------------------

  AVERAGE FULLY DILUTED SHARES OUTSTANDING                                    14,115             15,408
                                                                      =========================================


  FULLY DILUTED EARNINGS PER SHARE                                             $1.86              $1.19
                                                                      =========================================

(1) The "If-converted-method" was used in calculating common stock equivalents for the three months ended March 31, 1995. Pursuant to the "If-converted-method" of calculating EPS, net income as reported in the Consolidated Statement of Income was adjusted to exclude interest expense relating to the Equity Contracts which are considered common stock equivalents.

(2) The "treasury stock method" was employed in calculating the common stock equivalents for the three months ended March 31, 1994. Under the "treasury stock method", the common stock equivalents are generally lower than under the "if-converted method".

        N/A-Not applicable

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